Exhibit 99.1

ITT Announces a Strategic Realignment of Its Defense Segment

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--January 5, 2010--ITT Corporation (NYSE: ITT) today announced a strategic realignment of its defense segment, a move designed to better align the company with the emerging needs of its expanding global customer base, which is increasingly integrated and network-centric. The realignment will enable better integration of its product portfolio, encouraging a more coordinated market approach and reduced operational redundancies.

"We are positioning ITT to support our customers’ emerging technology needs, while also greatly enhancing our ability to stake out new markets," said Steve Loranger, ITT’s chairman, president and chief executive officer. “We believe this move will also allow ITT to achieve greater operating efficiencies and optimize our cost structure, which will help drive successful business strategies for continued top-line growth.”

The company’s defense segment will be renamed ITT Defense and Information Solutions. Its current organizational structure, comprising seven separate business units, will be consolidated into three larger ones.

  The Electronic Systems and Communications Systems divisions, as well as a portion of the Intelligence & Information Warfare division, will be merged to form a more versatile Electronic Systems division, based in Clifton, N.J. This division will deliver advanced protection measures that work together to help ITT’s customers defend their networks and disable enemy networks. It will shift its focus from producing separate, point-of-use products to secure, networked communications systems and powerful sensing, surveillance and reconnaissance technologies that address the entire spectrum of electronic warfare.
  The Space Systems and Night Vision divisions will merge to form Geospatial Systems, based in Rochester, N.Y. The new center will focus on providing networked sensors, such as next generation imaging, including space and air sensors, image/infrared/digital sensors and air/ground/space systems, which transition the company’s capabilities from disparate image acquisition to image processing and distribution across the network.
  The Advanced Engineering & Sciences and Systems divisions will be combined with a portion of the Intelligence & Information Warfare division to form the Information Systems division, based in Herndon, Va. This division will focus on networked decision support solutions through the combination of large system operations and maintenance capabilities with the sophisticated techniques of information integration and protection, such as next-generation air traffic management solutions, national intelligence networks and cyber security. This combination will expand the capabilities that have made ITT a leading systems developer for high-priority needs.

"This reorganization is a strategic action to better address the evolving needs of our customers, the cyclical nature of defense spending and the need to continue to deliver value to our shareholders, while maintaining ITT’s most critical investments and competencies,” said Dave Melcher, president of ITT Defense & Information Solutions. “We remain very proud of our premier defense technologies that serve the needs of our fighting men and women wherever they may deploy, and we are equally excited about the opportunity to better leverage the growing strength of our portfolio in adjacent markets, such as air traffic management, cyber security and global intelligence, surveillance and reconnaissance.”

The strategic realignment of ITT’s defense segment does not impact the company’s previously announced forecast for full-year 2010 earnings per share in the range of $3.85 to $4.05 per share.

About ITT Corporation

ITT Corporation is a high-technology engineering and manufacturing company operating on all seven continents in three vital markets: water and fluids management, global defense and security, and motion and flow control. With a heritage of innovation, ITT partners with its customers to deliver extraordinary solutions that create more livable environments, provide protection and safety and connect our world. Headquartered in White Plains, N.Y., the company generated 2008 sales of $11.7 billion. www.itt.com

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: Economic, political and social conditions in the countries in which we conduct our businesses; Changes in government defense budgets; Decline in consumer spending; Sales and revenues mix and pricing levels; Availability of adequate labor, commodities, supplies and raw materials; Interest and foreign currency exchange rate fluctuations; Competition and industry capacity and production rates; Ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; Our ability to borrow or refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; Acquisitions or divestitures; Personal injury claims; Uncertainties with respect to our estimation of asbestos liability exposure and related insurance recoveries; Our ability to effect restructuring and cost reduction programs and realize savings from such actions; Government regulations and compliance therewith; Changes in technology; Intellectual property matters; Governmental investigations; Potential future employee benefit plan contributions and other employment and pension matters; Contingencies related to actual or alleged environmental contamination, claims and concerns; Changes in generally accepted accounting principles; Other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
ITT Corporation
David Albritton, +1-703-790-6320
david.albritton@itt.com